UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California		92020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2013, Pure Bioscience, Inc. (the “Company”) entered into a Letter Agreement (the “Agreement”) with Morrison & Foerster LLP (“Morrison”).  Under the terms of the Agreement, the Company issued a Promissory Note (the “Note”) in favor of Morrison  in the principal amount of $1,125,000.  In consideration for the Note, Morrison agreed to waive $1,518,540.55 of amounts due and payable to Morrison for legal services rendered.  The Note bears interest at the rate of 7.5% per annum, but the then outstanding balance will accrue interest at the rate of 10% per annum upon the occurrence of an event of default (as defined in the Note).  Beginning March 31, 2013, and on or before the last business day of each calendar month thereafter, the Company is required to pay all accrued but unpaid interest on the then unpaid amount of outstanding principal.  Beginning on February 28, 2014, the Company is required to pay equal monthly principal installments of $46,875.  The Company may prepay the outstanding balance under the Note in full or in part at any time, which prepayment will result in a discount of the then outstanding balance as more fully described in the Note.   The Note will mature on February 28, 2016, unless accelerated pursuant to an event of default (as defined in the Note) or upon the consummation of a change of control (as defined in the Note).  As a result of the Agreement, the Company will reclassify the amount due and payable to Morrison from a current liability to long-term debt on the Company’s balance sheet.

In consideration for Morrison’s acceptance of the Note in lieu of payment for its legal services, the Company issued Morrison a warrant to purchase 375,000 shares of the Company’s common stock at an exercise price of $0.83 per share.  The warrant is exercisable immediately and expires on January 24, 2018.  The warrant may be exercised by Morrison with a cash payment or, in lieu thereof, at its election, through a net exercise, as set forth in the warrant. Neither the warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act of 1933, as amended (the “Securities Act”), and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Warrant, dated as of January 25, 2013, issued by Pure Bioscience, Inc. to Morrison & Foerster LLP
10.1	Letter Agreement, dated as of January 25, 2013, between Pure Bioscience, Inc., and Morrison & Foerster LLP
10.2	Promissory Note, dated as of January 25, 2013, in favor of Morrison & Foerster LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: January 31, 2013	By: /s/ Michael L. Krall
Michael L. Krall
President, Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Warrant, dated as of January 25, 2013, issued by Pure Bioscience, Inc. to Morrison & Foerster LLP
10.1	Letter Agreement, dated as of January 25, 2013, between Pure Bioscience, Inc., and Morrison & Foerster LLP
10.2	Promissory Note, dated as of January 25, 2013, in favor of Morrison & Foerster LLP